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                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of Equity Investor Fund,
Select Series Standard & Poor's Industry Turnaround Portfolio, Defined Asset
Funds

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-39121 of our opinion dated December 18, 1998 appearing in the Prosdpectus, which is part of such Registration Statement, and to the reference to us under the heading 'Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
January 14, 1999